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                                                                   Exhibit 10(c)


                      EXECUTIVE CHANGE-IN-CONTROL AGREEMENT
                      -------------------------------------


         This EXECUTIVE CHANGE-IN-CONTROL AGREEMENT ("Agreement"), dated as of January 1, 2000, by and between The Lamson & Sessions Co., an Ohio corporation (the "Company"), and [INSERT NAME OF EXECUTIVE] (the "Executive");


                                   WITNESSETH:
                                   ----------

         WHEREAS, the Executive is a senior executive of the Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Company;

         WHEREAS, the Company recognizes that, as is the case for most publicly held companies, the possibility of a Change in Control (as that term is hereafter defined) exists;

         WHEREAS, the Company desires to assure itself of both present and future continuity of management in the event of a Change in Control and desires to establish certain minimum compensation rights of its key senior executive officers, including the Executive, applicable in the event of a Change in Control;

         WHEREAS, the Company wishes to ensure that its senior executives are not practically disabled from discharging their duties upon a Change in Control;

         WHEREAS, this Agreement is not intended to alter materially the compensation and benefits which the Executive could reasonably expect to receive from the Company absent a Change in Control and, accordingly, although effective and binding as of the date hereof, this Agreement shall become operative only upon the occurrence of a Change in Control;

         WHEREAS, the Executive is willing to render services to the Company on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, this Agreement amends and restates the Employment Agreement(s) dated as of [DATE OF ORIGINAL AGREEMENT] (the "Prior Agreement(s)") between the Company and the Executive, which Prior Agreements will, without further action, be superseded as of the date first above written.

         NOW, THEREFORE, the Company and the Executive agree as follows:


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1.       OPERATION OF AGREEMENT:

         (a) This Agreement shall be effective and binding immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, this Agreement shall not become operative unless and until there shall have occurred a Change in Control. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the Term (as that term is hereafter defined) any of the following events shall occur:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either: (A) the then-outstanding shares of common stock of the Company (the "Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Stock"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(a); or

                  (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company, (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board of Directors of the Company; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through



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           one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         (b) Upon the occurrence of a Change in Control at any time during the Term, this Agreement shall become immediately operative.

         (c) The period during which this Agreement shall be in effect (the "Term") shall commence as of the date hereof and shall expire as of the later of
(i) the close of business on December 31, 2004 or (ii) the expiration of the Period of Employment (as that term is hereafter defined); PROVIDED, HOWEVER, that (A) commencing on January 1, 2001 and each January 1 thereafter prior to the occurrence of a Change in Control, the term of this Agreement shall automatically be extended for an additional year unless, not later than December 30 of the immediately preceding year, the Company or the Executive shall have given notice that it or he, as the case may be, does not wish to have the Term extended, and (B) subject to Section 8 hereof, if, prior to a Change in Control, the Executive ceases for any reason to be an officer of the Company, thereupon the Term shall be deemed to have expired and this Agreement shall immediately terminate and be of no further effect.

2.       EMPLOYMENT; PERIOD OF EMPLOYMENT:

         (a) Subject to the terms and conditions of this Agreement, upon the occurrence of a Change in Control, the Company shall continue the Executive in its employ and the Executive shall remain in the employ of the Company for the period set forth in Section 2(b) hereof (the "Period of Employment"), in the position and with substantially the same duties and responsibilities that he had immediately prior to the Change in Control, or to which the Company and the Executive may hereafter mutually agree in writing. Throughout the Period of Employment, the Executive shall devote substantially all of his time during normal business hours (subject to vacations, sick leave and other absences in accordance with the policies of the Company as in effect for senior executives immediately prior to the Change in Control) to the business and affairs of the Company, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods of time during normal business hours to (i) serving as a director, trustee or member of or participant in any organization or business, (ii) engaging in charitable and community activities, or (iii) managing his personal investments.


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         (b) The Period of Employment shall commence on the date of an occurrence of a Change in Control and, subject only to the provisions of Section 4 hereof, shall continue until the earlier of (i) the expiration of the second anniversary of the occurrence of the Change in Control, (ii) the Executive's death, or (iii) the Executive's attainment of age 65; PROVIDED, HOWEVER, that commencing on each anniversary of the Change of Control, the expiration of the Period of Employment provided for under clause (i) of this Section 2(b) shall automatically be extended for an additional year unless, not later than 90 calendar days prior to such anniversary date, either the Company or the Executive shall have given written notice to the other that the Period of Employment shall not be so extended.

3.       COMPENSATION DURING PERIOD OF EMPLOYMENT:

         (a) Upon the occurrence of a Change in Control, the Executive shall receive during the Period of Employment (i) annual base salary at a rate not less than the Executive's annual fixed or base compensation (payable monthly or otherwise as in effect for senior executives of the Company immediately prior to the occurrence of a Change in Control) or such higher rate as may be determined from time to time by the Board of Directors of the Company (the "Board") or the Compensation Committee thereof (the "Committee") (which base salary at such rate is herein referred to as "Base Pay") and (ii) an annual amount equal to not less than the average of the aggregate annual bonus, incentive or other payments of cash compensation in addition to the amounts referred to in clause (i) above made or to be made in regard to services rendered in any calendar year during the period of two calendar years immediately preceding the year in which the Change in Control occurred pursuant to any bonus, incentive, profit sharing, performance, discretionary pay or similar policy, plan, program or arrangement of the Company or any successor thereto providing benefits at least as great as the benefits payable thereunder prior to a Change in Control ("Incentive Pay"); PROVIDED, HOWEVER, that with the prior written consent of the Executive, nothing herein shall preclude a change in the mix between Base Pay and Incentive Pay so long as the aggregate cash compensation received by the Executive in any one calendar year is not reduced in connection therewith or as a result thereof; and PROVIDED FURTHER, HOWEVER, that in no event shall any increase in the Executive's aggregate cash compensation or any portion thereof in any way diminish any other obligation of the Company under this Agreement.

         (b) For his service pursuant to Section 2(a) hereof, during the Period of Employment the Executive shall be a full participant in, and shall be entitled to the perquisites, benefits and service credit for benefits as provided under, any and all employee retirement income and welfare benefit and other fringe benefit policies, plans, programs or arrangements in which senior executives of the Company participate, including without limitation any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement or/ other retirement income or welfare benefit (within the meaning of Section 3(1) of the Employee Retirement Income Act of 1974, as amended), deferred compensation, incentive compensation, group and/or executive life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement (including automobile allowances and reimbursement of club dues and financial planning fees) and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be


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adopted hereafter by the Company providing perquisites, benefits and service credit for benefits at least as great as are payable thereunder prior to a Change in Control (collectively, "Employee Benefits"); PROVIDED, HOWEVER, that the Executive's rights thereunder shall be governed by the terms thereof and shall not be enlarged hereunder or otherwise affected hereby. Subject to the proviso in the immediately preceding sentence, if and to the extent that the Company determines, in the exercise of its reasonable judgment after consultation with nationally recognized legal counsel, that any perquisite, benefit or service credit for benefits is not or cannot be paid or provided under any such policy, plan, program or arrangement as a result of the amendment or termination thereof, then the Company shall itself pay or provide therefor. Nothing in this Agreement shall preclude improvement or enhancement of any such Employee Benefits, provided that no such improvement shall in any way diminish any other obligation of the Company under this Agreement.

         (c) The Company has determined that the amounts payable pursuant to this Section 3 constitute reasonable compensation for services to be rendered during the Period of Employment.

4.       TERMINATION FOLLOWING A CHANGE IN CONTROL:

         (a) In the event of the occurrence of a Change in Control, the Executive's employment may be terminated by the Company during the Period of Employment and the Executive shall not be entitled to the benefits provided by
Section 5 hereof only upon the occurrence of one or more of the following events:

                  (i)      The Executive's death;

                  (ii) If the Executive shall become permanently disabled within the meaning of, and begins actually to receive disability benefits pursuant to, the long-term disability plan in effect for senior executives of the Company immediately prior to the Change in Control; or

                  (iii) For "Cause", which for purposes of this Agreement shall mean that, prior to any termination pursuant to Section 4(b) hereof, the Executive shall have committed:

                           (A) an intentional act of fraud, embezzlement or
                  theft in connection with his duties or in the course of his employment with the Company;

                           (B) intentional wrongful damage to property of the
                  Company; or

                           (C) intentional wrongful disclosure of secret
                  processes or confidential information of the Company;

           and any such act shall have been materially harmful to the Company. For purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of



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           the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board then in office at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive had committed an act set forth above in this Section 4(a)(iii) and specifying the particulars thereof in detail. Nothing herein shall limit the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination.

         (b) In the event of the occurrence of a Change in Control, during the Period of Employment, the Executive shall be entitled to the benefits as provided in Section 5 hereof upon the occurrence of one or more of the following events:

                  (i) Any termination by the Company of the employment of the Executive prior to the date upon which the Executive shall have attained age 65, which termination shall be for any reason other than for Cause or as a result of the death of the Executive or by reason of the Executive's disability and the actual receipt of disability benefits in accordance with Section 4(a)(ii) hereof; or

                  (ii) Termination by the Executive of his employment with the Company upon the occurrence of any of the following events:

                           (A) Failure to elect, re-elect or otherwise maintain
                    the Executive in the office or position in the Company which the Executive held immediately prior to a Change in Control, or the removal of the Executive as a Director of the Company (or any successor thereto) if the Executive shall have been a Director of the Company immediately prior to the Change in Control;

                           (B) A significant adverse change in the nature or
                    scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Executive held immediately prior to the Change in Control, any reduction in the aggregate of the Executive's Base Pay and Incentive Pay received from the Company, or the termination of the Executive's rights to any Employee Benefits to which he was entitled immediately prior to the Change in Control or a reduction in scope or value thereof without the prior written consent of the Executive, any of which is not remedied within ten (10) calendar days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be;

                           (C) A determination by the Executive made in good
                  faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, including without limitation a change in the scope of the business or other activities for which he was responsible immediately prior to the Change in Control, he has been rendered substantially unable to carry out, has



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                  been substantially hindered in the performance of, or has
                  suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the Change in Control, which situation is not remedied within ten (10) calendar days after written notice to the Company from the Executive of such determination;

                           (D) The liquidation, dissolution, merger,
                    consolidation or reorganization of the Company or transfer of all or a significant portion of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Agreement pursuant to Section 11 hereof;

                           (E) The Company shall relocate its principal
                    executive offices, or require the Executive to have his principal location of work changed, to any location which is in excess of fifty (50) miles from the location thereof immediately prior to the Change of Control or the Company shall require the Executive to travel away from his office in the course of discharging his responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of him prior to the Change of Control without, in either case, his prior written consent; or

                           (F) Without limiting the generality or effect of the
                    foregoing, any material breach of this Agreement by the Company or any successor thereto.

         (c) A termination by the Company pursuant to Section 4(a) hereof or by the Executive pursuant to Section 4(b) hereof shall not affect any rights which the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company providing Employee Benefits, which rights shall be governed by the terms thereof. If this Agreement or the employment of the Executive is terminated under circumstances in which the Executive is not entitled to any payments under Sections 3 or 5 hereof, the Executive shall have no further obligation or liability to the Company hereunder with respect to his prior or any future employment by the Company.

5.       SEVERANCE COMPENSATION:

         (a) If, following the occurrence of a Change in Control, the Company shall terminate the Executive's employment during the Period of Employment other than pursuant to Section 4(a) hereof, or if the Executive shall terminate his employment pursuant to Section 4(b) hereof, the Company shall pay to the Executive the amounts specified in this Section 5(a) and, if required to be paid in a lump sum, the Company shall pay such amounts within five (5) business days after the date (the "Termination Date") that the Executive's employment is terminated (the effective date of which shall be the date of termination or such other date that may be specified by the Executive if the termination is pursuant to Section 4(b) hereof):



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                  (i) In lieu of any further payments to the Executive for
           periods subsequent to the Termination Date, the Company shall pay to the Executive, a lump sum payment in an amount equal to the present value (using a discount rate equal to the then-applicable interest rate prescribed by the Pension Benefit Guarantee Corporation for benefit valuations in connection with non-multiemployer pension plan terminations assuming the immediate commencement of benefit payments (the "Discount Rate")) of the sum of (A) the aggregate Base Pay (at the greater of the highest rate in effect either immediately preceding the occurrence of the Change in Control or during the Period of Employment) for each remaining year or partial year of the Period of Employment which the Executive would have received had such termination or breach not occurred, plus (B) the aggregate Incentive Pay (calculated in accordance with the provisions of Section 3(a) hereof), which the Executive would have received pursuant to this Agreement during the remainder of the Period of Employment had his employment continued for the remainder of the Period of Employment.

                  (ii) For the remainder of the Period of Employment the Company shall arrange to provide the Executive with Employee Benefits (other than (A) the retirement income, supplemental executive retirement and other benefits described in (iii) below, (B) the Company's matching contributions under the 401(k) Plan described in (iv) below and (C) stock option, stock purchase, stock appreciation and similar compensatory benefits) substantially similar to those which the Executive was receiving or entitled to receive immediately prior to the Termination Date (and if and to the extent the Company determines in the exercise of its reasonable judgment after consultation with nationally recognized legal counsel, that such benefits shall not or cannot be paid or provided under any policy, plan, program or arrangement of the Company, then the Company shall itself pay or provide for the payment to the Executive, his dependents and beneficiaries, such Employee Benefits); PROVIDED, HOWEVER, that any such payment by the Company that is less beneficial to the Executive or the Executive's beneficiaries and dependents from a tax perspective shall be increased appropriately to reflect the loss to the Executive or the Executive's dependents and beneficiaries. Without otherwise limiting the purposes or effect of Section 6 hereof, Employee Benefits payable to the Executive pursuant to this
           Section 5(a)(ii) by reason of any "welfare benefit plan" of the Company (as the term "welfare benefit plan" is defined in Section 3(1) of the Employee Retirement Income Act of 1974, as amended) shall be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during such period following the Executive's Termination Date until the expiration of the Period of Employment.

                  (iii) In addition to the retirement income, supplemental executive retirement, and other benefits to which the Executive is entitled under the Company's Retirement Plans, the Executive will be entitled to a lump sum payment in an amount equal to the actuarial equivalent (using the Discount Rate and the applicable mortality table under Section 417(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) of the excess of (A) the retirement pension benefits that would be payable to the Executive under the Retirement Plans if (x) the Executive continued to be employed through the end of the Period of Employment given the Executive's Base Pay and Incentive Pay



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           (without regard to any amendment to the Retirement Plans made subsequent to a Change in Control which adversely affects in any manner the computation of retirement benefits thereunder) for the calendar year in which the Executive's employment is terminated (or, if higher, for the calendar year immediately prior to the Change in Control) and (y) provided that the Executive is a party to an Amended and Restated Supplemental Retirement Agreement (a "SERP"), the fraction set forth in Section 2.2(a)(ii) of his SERP is equal to one, over (B) the retirement pension benefits that the Executive is entitled to receive (either immediately or on a deferred basis) under the Retirement Plans. For purposes of this subsection (iii), "Retirement Plans" means the pension, retirement income, supplemental employee or executive retirement, excess benefits and life and similar benefit plans in which the Executive participates at the time of a Change in Control providing retirement perquisites, benefits and service credit for benefits.

                  (iv) The Company shall pay to the Executive (A) the amount of the matching contributions that would have been made to The Lamson & Sessions Co. Deferred Savings Plan (the "401(k) Plan") by the Company and allocated to the Executive's account thereunder as of the end of the Period of Employment if the Executive had continued to be employed through the end of the Period of Employment given the Executive's Base Pay and Incentive Pay for the calendar year in which the Executive's employment is terminated (or, if higher, for the year immediately prior to the Change in Control), and assuming the Executive's salary deferral was at the maximum permissible level less
           (B) the amount of the matching contributions made to the 401(k) Plan by the Company and allocated to the Executive's account thereunder at the Termination Date.

         (b) There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to or benefit for the Executive provided for in this Agreement.

         (c) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment required to be made hereunder on a timely basis, the Company shall pay interest on the amount thereof at an annualized rate of interest equal to the then-applicable Discount Rate.

6.       NO MITIGATION OBLIGATION:

                  The Company hereby acknowledges that it will be difficult, and may be impossible, for the Executive to find reasonably comparable employment following the Termination Date. In addition, the Company acknowledges that its severance pay plan applicable in general to its salaried employees does not provide for mitigation, offset or reduction of any severance payment received thereunder. Accordingly, the parties hereto expressly agree that the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement will be liquidated damages, and that the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise, except as expressly provided in Section 5(a)(ii) hereof.


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7.       LEGAL FEES AND EXPENSES:

         (a) It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Executive the benefits intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of' his choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive as a result of the Company's failure to perform this Agreement or any provision hereof or as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision hereof as aforesaid.

         (b) To ensure that the provisions of this Agreement can be enforced by the Executive, the Company shall establish certain trust arrangements ("Trusts") with an independent banking association as Trustee ("Trustee"). The Company shall execute and deliver a Trust Agreement ("Trust Agreement") and a Trust Agreement for Attorneys' Fees ("Trust Agreement for Attorneys' Fees") between the Trustee and the Company, and when so executed and delivered each Trust Agreement and Trust Agreement for Attorneys' Fees shall be deemed to be a part of this Agreement and shall set forth the terms and conditions relating to payment from the Trust under the Trust Agreement of compensation and other benefits pursuant to Sections 3 and 5 hereof owed by the Company, and payment from the Trust under the Trust Agreement for Attorneys' Fees of attorneys' and related fees and expenses pursuant to Section 7(a) hereof owed by the Company. The Executive shall first make demand on the Company for any payments due the Executive pursuant to Section 7(a) hereof prior to making demand therefor on the Trustee under the Trust Agreement for Attorneys' Fees. Payments by such Trustee shall discharge the Company's liability under Section 7(a) hereof only to the extent that trust assets are used to satisfy such liability.

         (c) Upon the occurrence of a Change in Control, the Company shall promptly, to the extent it has not previously done so, and in any event within five (5) business days:

                  (i) transfer to the Trustee to be added to the principal of the Trust under the Trust Agreement a sum equal to the present value on the date of the Change in Control of the payments to be made to the Executive under the provisions of Section 5 hereof; PROVIDED, HOWEVER, that the Company shall not be required to transfer, in the aggregate, to the Trust under the Trust Agreement a sum in excess of the maximum amount



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         authorized from time to time by its Directors. Any payments of compensation, supplemental pension or other benefits by the Trustee pursuant to the Trust Agreement shall, to the extent thereof, discharge the Company's obligation to pay compensation, supplemental pension and other benefits hereunder, it being the intent of the Company that assets in such Trust be held as security for the Company's obligation to pay compensation, supplemental pension and other benefits under this Agreement; and

                  (ii) transfer to the Trustee to be added to the principal of the Trust under the Trust Agreement for Attorneys' Fees the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), it being the intent of the Company that assets in such Trust be held as security for the Company's obligation under Section 7(a) hereof. The Executive understands and acknowledges that the entire corpus of the Trust under the Trust Agreement for Attorneys' Fees will be $250,000 and that said amount will be available to discharge not only the obligations of the Company to the Executive under Section 7(a) hereof, but also similar obligations of the Company to other executives under similar provisions.

8.       EMPLOYMENT RIGHTS:

         Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company prior to any Change in Control; PROVIDED, HOWEVER, that any termination of employment of the Executive or the removal of the Executive from the office or position in the Company (as a result of a pending Change in Control) following the commencement of any discussion with a third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement.

9.       WITHHOLDING OF TAXES:

         The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

10.      CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY:

         (a) Anything in this Agreement to the contrary notwithstanding, in the event that this Agreement shall become operative and it shall be determined (as hereafter provided) that any payment or distribution by the Company or any of its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any



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



successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"); PROVIDED, HOWEVER, that no Gross-Up Payment shall be made with respect to the Excise Tax, if any, attributable to (i) any incentive stock option, as defined by Section 422 of the Code ("ISO") granted prior to the execution of this Agreement, or (ii) any stock appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (i). The Gross-Up Payment will be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payment.

         (b) Subject to the provisions of Section 10(f), all determinations required to be made under this Section 10, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of such Gross-Up Payment, if any, will be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Executive in his sole discretion. The Executive will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Executive within thirty (30) calendar days after the Termination Date, if applicable, and any such other time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company will pay the required Gross-Up Payment to the Executive within five (5) business days after receipt of such determination and calculations with respect to any Gross-Up Payment to the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it will, at the same time as it makes such determination, furnish the Company and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 10(f) and the Executive thereafter is required to make a payment of any Excise Tax, the Executive will direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment will be promptly paid by the Company to, or for the benefit of, the Executive within five (5) business days after receipt of such determination and calculations.

         (c) The Company and the Executive will each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Section 10(b). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be final and binding upon the Company and the Executive.

         (d) The federal, state and local income or other tax returns filed by the Executive will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive will make proper payment of the amount of any Excise Payment, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive will within five (5) business days pay to the Company the amount of such reduction.

         (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Section 10(b) will be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company will reimburse the Executive the full amount of such fees and expenses within five (5) business days after receipt from the Executive of a statement therefor and reasonable evidence of his payment thereof.

         (f) The Executive will notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. The Executive will not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and (ii) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive will:

                  (i) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

                  (iv) permit the Company to participate in any proceedings relating to such claim;

PROVIDED, HOWEVER, that the Company will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section

10(f), the Company will control all proceedings taken in connection with the contest of any claim contemplated by this Section 10(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (PROVIDED, HOWEVER, that the Executive may participate therein at his own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, HOWEVER, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company will advance the amount of such payment to the Executive on an interest-free basis and will indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and PROVIDED FURTHER, HOWEVER, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (g) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 10(f), the Executive receives any refund with respect to such claim, the Executive will (subject to the Company's complying with the requirements of Section 10(f)) promptly pay to the Company the amount of such refund, less all out-of-pocket costs and expenses related thereto (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 10(f), a determination is made that the Executive will not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of thirty (30) calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of any such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Executive pursuant to this Section 10.

11.      SUCCESSORS AND BINDING AGREEMENT:

         (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but shall not otherwise be assignable, transferable or delegable by the Company.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

         (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Section 11(a) hereof. Without limiting the generality of the foregoing, the Executive's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 11(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         (d) The Company and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance mandamus or other appropriate remedy to enforce performance of this Agreement.

12.      NOTICE:

         For all purposes of this Agreement, all communications including without limitation notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given when delivered, or five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

13.      GOVERNING LAW:

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.

14.      VALIDITY:

         If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

15.      MISCELLANEOUS:

         No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

16.      COUNTERPARTS:

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

17.      PRIOR AGREEMENT:

         This Agreement supersedes the Prior Agreement(s), which Prior Agreement(s) shall, without further action, be terminated and superseded as of the date hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                                        THE LAMSON & SESSIONS CO.


                                        By
                                          --------------------------------------
                                                 Senior Executive Officer


                                          --------------------------------------
                                                        [EXECUTIVE]



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